Exhibit 13.1
CERTIFICATION PURSUANT TO
18 U.S.C. §1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report of InNexus Biotechnology Inc. (the “Company”) on Form 20-F (the “Report”), each of the undersigned, Jeff Morhet, President and Chief Executive Officer of the Company, and Wade Brooksby, Chief Financial Officer of the Company, hereby certifies pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: December 31, 2008	“Jeff Morhet” Jeff Morhet Chairman, President, Chief Executive Officer

Dated: December 31, 2008	“Wade Brooksby” Wade Brooksby Chief Financial Officer